Exhibit 8.1

August 7, 2012

Wells Fargo & Company,

    420 Montgomery Street,

        San Francisco, California 94163.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $3,949,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the Dow Jones Industrial AverageSM due August 7, 2019 as described in the Company’s Pricing Supplement No. 222 dated July 31, 2012 (“Pricing Supplement 222”) to Product Supplement No. 5 dated May 3, 2012, the Prospectus Supplement dated April 13, 2012 (the “Prospectus Supplement”), and the Prospectus dated April 13, 2012 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-180728 (the “Registration Statement”), (ii) $5,392,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to a Domestic ETF Basket due February 6, 2015 as described in the Company’s Pricing Supplement No. 223 dated July 31, 2012 (“Pricing Supplement 223”) to Product Supplement No. 3 dated May 2, 2012 (“Product Supplement 3”), the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (iii) $1,173,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the iShares® MSCI Emerging Markets Index Fund due February 5, 2016 as described in the Company’s Pricing Supplement No. 224 dated July 31, 2012 (“Pricing Supplement 224”) to Product Supplement 3, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (iv) $3,033,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the Vanguard® REIT ETF due May 6, 2016 as described in the Company’s Pricing Supplement No. 225 dated July 31, 2012 (“Pricing Supplement 225”) to Product Supplement 3, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (v) $4,253,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to a Global ETF Basket due February 7, 2017 as described in the Company’s Pricing Supplement No. 226 dated July 31, 2012 (“Pricing Supplement 226”) to Product Supplement 3, the Prospectus Supplement, and the Prospectus contained

Wells Fargo & Company

in the Registration Statement, (vi) $1,280,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the iShares® Russell 2000 Index Fund with Periodic Interest due February 7, 2017 as described in the Company’s Pricing Supplement No. 227 dated July 31, 2012 (“Pricing Supplement 227”) to Product Supplement 3, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, and (vii) $3,544,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the S&P 500® Index with Periodic Interest due February 7, 2018 as described in the Company’s Pricing Supplement No. 228 dated July 31, 2012 (“Pricing Supplement 228”) to Product Supplement No. 1 dated May 2, 2012, the Prospectus Supplement, and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Material Tax Consequences” in Pricing Supplements 222, 223, 224, 225, 226, 227 and 228.

We hereby consent to the reference to us under the heading “Material Tax Consequences” in Pricing Supplements 222, 223, 224, 225, 226, 227 and 228 and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP